EXHIBIT 32.2

CERTIFICATION

  The undersigned officer of Abitibi-Consolidated Inc. (the "Company"), does hereby certify that to the best of my knowledge:

  1. the Report on Form 6-K of the Company (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 7, 2007

(s)	PIERRE ROUGEAU
Pierre Rougeau Senior Vice-President, Corporate Development and Chief Financial Officer